                                                                       EXHIBIT C

                            SHAREHOLDERS RESOLUTION

The undersigned, being all of the shareholders of Trader.com N.V. (the "Company") hereby adopt the following Resolutions by unanimous written consent without a meeting pursuant to Article 53 of the Articles of Association of the Company (as amended):

Whereas, no depository receipts of shares in the Company have been issued with the cooperation of the Company, no right of usufruct and no pledge has been granted on the Company's shares as a result of which a usufructuary or pledgee has the rights which, pursuant to provisions in the law, are due to holders of depository receipts of shares issued with the cooperation of the Company;

Whereas, the members of the management board and supervisory board of the Company have been given the opportunity to advise on the resolutions stated hereafter;

It is hereby resolved
1. to amend the Articles of Association of the Company according to the attached draft prepared by Stibbe Simont Monahan & Duhot (the "Deed of Amendment").

2. to authorize each member of the Management Board of the Company, as well as each (candidate) civil law notary and each lawyer of the law firm Stibbe Simont Monahan & Duhot, each of them individually, to apply for the Ministerial Certificate of No Objection with respect to the Deed of Amendment, to amend the draft of the Deed of Amendment in such way as may prove necessary in order to obtain said Certificate and to execute the Deed of Amendment.

Signed on February 21, 2000

FIGEMA S.A.

By____________________

FLOSCULE B.V.

By____________________

TRIEF CORPORATION, S.A.

By____________________

ORANJE-NASSAU PARTICIPATIES B.V.

By____________________

CALEDON INTERNATIONAL LIMITED

By____________________


______________________
Francois Jallot

______________________
Jean-Daniel Tordjman

______________________
Robert Fetheratonhaugh

______________________
Allen Atwell

______________________
Claude Schwab

BEACHCAVE CORPORATION N.V.

By____________________

                                                                           - 1 -
                                                            Draft March 17, 2000


AMENDMENT TO THE ARTICLES OF ASSOCIATION

On this day, the [ ] two thousand, appeared before me, Hajo Bart Hendrik Kraak, civil law notary in Amsterdam: [ ]

The appearing person declared:

- that of the company with limited liability: Trader.com N.V., with official seat in Amsterdam, having its office at 1076 AZ Amsterdam, Locatellikade 1, Parnassustoren, and filed with the Trade Register under number [ ], the articles of association were last amended by deed executed on the [ ], before [ ], civil law notary in [ ], in respect of which amendment the Minister of Justice on the [ ] two thousand under number N.V. 1.052.556 has advised that no objections have been apparent;

- that the General Meeting of the company resolved to amend the articles of association of the company integrally;

- that furthermore a decision was made to authorize the appearing person to execute the deed of amendment to the articles of association;

- that the resolutions mentioned above are evidenced by a shareholders resolution which will be annexed to this deed.

Consequently the appearing person declared that the articles of association of the company are hereby amended as follows:

DEFINITIONS

ARTICLE 1

In these Articles of Association the following definitions apply:
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                                                                           - 2 -
                                                            Draft March 17, 2000



a. Annual Accounts shall mean: the balance sheet, the profit and loss account
   ---------------
   and the explanatory notes to these accounts;

b. Annual Meeting shall mean: the General Meeting with the purpose of
   --------------
   considering and approving the Annual Accounts, the annual report and any other documents required by law;

c. Articles of Association shall mean: the articles of association of the
   -----------------------
   Company;

d. Board of Management shall mean: the board of management of the Company;
   -------------------

e. CGIP shall mean: Compagnie Generale d' Industrie et de Participations, a
   ----
   company incorporated under the laws of France;

f. CGIP Group shall mean: (a) CGIP, (b) so long as it is a Wholly-Owned
   ----------
   Subsidiary of CGIP, Trief, (c) so long as it is a Wholly-Owned Subsidiary of CGIP, Figema, and (d) any other Wholly-Owned Subsidiary of CGIP. If CGIP is absorbed in accordance with the laws of France by Marine Wendel, all references herein to CGIP shall be deemed to be references to Marine Wendel and all references herein to the CGIP Group shall be deemed to be references to the Marine Wendel Group;

g. Company shall mean: Trader.com N.V., a Dutch limited liability company
   -------
   ("naamloze vennootschap"), registered in Amsterdam;

h. Day shall mean: with respect to the time when any transactions are
   ---
   consummated, the period of twenty-four (24) hours following the time of consummation of the first of such transactions to be consummated;

i. Directors' qualifying shares  shall mean: such shares as directors are
   -----------------------------
   required to hold in the capital of a company pursuant to applicable law;

j. Distributable reserves shall mean: that part of the Company's shareholders'
   ----------------------
   equity which is in excess of the paid-up and called-up part of the capital, increased by the reserves which are required by law and by virtue of these Articles of Association;

k. Figema shall mean: Figema S.A., a company incorporated under the laws of
   ------

                                                                           - 3 -
                                                            Draft March 17, 2000


   France;

l. Floscule shall mean: Floscule B.V., a private company with limited liability
   --------
   incorporated under the laws of the Netherlands;

m. Floscule Group shall mean: (a) Floscule,  (b) Mr. and Mrs. MacBain and any of
   --------------
   their descendants (including adopted children); (c) Mr. Teyssonniere and his heirs, his wife and her descendants (including adopted children); (d) any company, partnership or other entity in which one or more persons referred to under (b) and (c) above are entitled to one hundred percent (100%) of the voting rights and beneficial interests, and (e) any trust, within the meaning of Article 2 of the Convention on the Law Applicable to Trusts and Their Recognition of July 1, 1985, whose only beneficiaries are one or more of the Persons referred to under (b), (c) and (d) above;

n. General Meeting shall mean: both the body formed by shareholders and others
   ---------------
   with voting rights as well as the meeting of shareholders and others with voting rights;

o. Group Company shall mean: a legal entity or a company which is associated
   -------------
   with the Company in a group;

p. Marine Wendel shall mean: Marine Wendel, a company incorporated under the
   -------------
   laws of France

q. Mr. MacBain shall mean: John Howard MacBain;
   -----------

r. Mrs. MacBain shall mean: Louise Therese Blouin MacBain;
   ------------

s. Non-Affiliated Supervisory Director shall mean: a member of the Supervisory
   -----------------------------------
   Board who is not a party to any financial, business or other relationship with the Company that would interfere with the exercise of independent judgment;

t. Person shall mean: any individual, legal entity, partnership or similar body;
   ------

u. Subsidiary shall mean:
   ----------
   1. a legal entity in which the Company or one or more of its Subsidiaries, whether

                                                                           - 4 -
                                                            Draft March 17, 2000


      or not pursuant to an agreement with other Persons entitled to vote, can jointly or by itself exercise more than half of the voting rights at the general meeting;

   2. a legal entity, of which the Company or one or more of its Subsidiaries are member or shareholder and, whether or not pursuant to an agreement with other Persons entitled to vote, can jointly or by itself appoint or remove from office more than half of the members of the board of management or the supervisory board, even if all the Persons entitled to vote were to cast their votes;

   3. a partnership acting under its own name in which the Company or one or more of its Subsidiaries, as partner is or are fully liable for the debts towards creditors;

v. Mr. Teyssonniere shall mean: Eric Teyssonniere de Gramont;
   ----------------

w. Supervisory Board shall mean: the supervisory board of the Company;
   -----------------

x. Stock Exchanges shall mean: one or more stock exchanges as defined in article
   ----------------
   1 paragraph e of the Securities Markets (Supervision) Act 1995;

y. Transfer shall mean: any transfer of B shares or creation of a right of
   --------
   usufruct on B shares, but shall not include a right of pledge on B shares;

z. Trief shall mean: Trief Corporation S.A., a company incorporated under the
   -----
   laws of Luxembourg.

aa.  Wholly-Owned Subsidiary shall mean: any entity of which all of the
     -----------------------
     securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (other than directors' qualifying shares or the equivalent) are at the time directly or indirectly owned by a company.

     An entity shall be considered a Wholly-Owned Subsidiary of a company notwithstanding the transfer of an equity interest in such entity to a nominee if such nominee has agreed in writing that (x) such nominee will vote its equity

                                                                           - 5 -
                                                            Draft March 17, 2000


     interest in the entity in accordance with the instructions of the company that transferred the interest to the nominee and (y) it is holding the equity interest in the entity solely for the benefit of the company that transferred the interest to the nominee, provided that such nominee does not hold ownership of more than one percent of the shares in the entity.

NAME AND SEAT

ARTICLE 2.

1. The name of the Company is: Trader.com N.V.

2. Its registered seat is in Amsterdam.

3. The Company may have branch offices and branch establishments elsewhere, both at home and abroad.

OBJECTS

ARTICLE 3.

The objects of the Company are:

- to participate in, to finance, to collaborate with, to conduct the management of companies and other enterprises and provide advice and other services, especially those businesses involved in (i) the publication, printing and distribution, via print and electronic media, of branded classified and related display advertising information or (ii) the publication of free distribution newspapers;

- to acquire, use and/or assign industrial and intellectual property rights and real property;

-  to invest funds;

- to provide security for the debts of legal persons or of other companies with which the company is affiliated in a group;

- to undertake all that which is connected to the foregoing or in furtherance thereof,

                                                                           - 6 -
                                                            Draft March 17, 2000



   all in the widest sense of the words.

CAPITAL AND SHARES

ARTICLE 4.

1. The authorized capital amounts to five hundred seventeen million fifty-two thousand four hundred thirty-six Euro (EURO 517,052,436).

2. It is divided into two billion six hundred twelve million three hundred seventy-seven thousand seven hundred twenty-five (2,612,377,725) ordinary class A shares (the "A shares"), each with a nominal value of sixteen Eurocents (EURO 0.16) and fifty-one million six hundred thousand (51,600,000) ordinary class B shares, convertible into A shares and ordinary class C shares (the "B shares"), each with a nominal value of one Euro and ninety-two Eurocents (EURO 1.92).

    If, pursuant to Article 9, Article 11 paragraph 2, 3, 4 and 6 or Article 13 paragraph 1 hereof, B shares are converted into A shares and ordinary class C shares (the "C shares"), the number of B shares in the authorized capital will be decreased in an amount equal to the number of B shares that are converted and the number of authorized A shares and C shares will be increased in the following proportion: for each B share one A share and eleven C shares.

    Each C share shall have a nominal value of sixteen Eurocents (EURO 0.16).

3. Where these Articles of Association refer to shares and shareholders, these shall be understood to refer to the aforementioned classes and holders thereof, unless the contrary is indicated.

4. The B shares and C shares are registered shares and are numbered consecutively. Share certificates therefor shall not be issued.

    The A shares shall be registered shares or bearer shares, at the choice of the shareholder.

5. If a share belongs to more than one Person, the collectively entitled parties may only have themselves represented vis-a-vis the Company by one Person.

                                                                           - 7 -
                                                            Draft March 17, 2000



SHARE CERTIFICATES

ARTICLE 5.

1. Share certificates for bearer A shares shall be available in the form of a main part with a simplified dividend sheet only.

     The dividend sheet of a bearer share certificate shall be issued by the Company only to a depositary to be designated by the shareholder.

     The designated depositary shall have been admitted as such by the Board of Management and have given an undertaking to the Company (a) not to surrender the dividend sheets except to other depositaries admitted by the Board of Management or to the Company and (b) to arrange for the custody of the dividend sheets to be administered by an institution authorized to that effect by the Board of Management.

2. Bearer share certificates shall be available in denominations of one share, ten shares and one hundred shares, and further in denominations of such higher numbers of shares as the Board of Management may determine.

3. To the extent the Company is listed on one or more Stock Exchanges registered A shares shall be available:

     - in the form of an entry in the shareholders register without issue of a share certificate; shares of this type are referred to in these Articles of Association as type I registered A shares;

     - and - should the Board of Management so decide - also in the form of an entry in the shareholders register with issue of a certificate, which certificate shall consist of a main part without dividend coupon;

     shares of this type and share certificates relating thereto are referred to in these Articles as type II registered A shares and type II A share certificates.

4. Type II A share certificates shall be available in such denominations as the Board

                                                                           - 8 -
                                                            Draft March 17, 2000



     of Management shall determine.

5. All share certificates shall be signed by or on behalf of two members of the Board of Management; the signatures may be effected by printed facsimile.

     Furthermore, type II A share certificates shall, and all other share certificates may, be countersigned by one or more persons designated by the Board of Management for that purpose.

6.   All share certificates shall be identified by numbers and/or letters.

7. Subject to the approval of the Supervisory Board, the Board of Management can determine that for the trade at foreign exchanges share certificates shall be issued complying with the requirements set by said foreign exchange(s) and not provided with any dividend sheet.

8. The expression "share certificate" as used in these Articles shall include a share certificate in respect of more than one share.

DUPLICATES

ARTICLE 6.

1. Upon written request from a shareholder, missing or damaged share certificates, or parts thereof, may be replaced by new certificates or by duplicates bearing the same numbers and/or letters, provided the applicant proves his title and, in so far as applicable, his loss to the satisfaction of the Board of Management, and further subject to such conditions as the Board of Management may deem fit.

2. In appropriate cases, at its own discretion, the Board of Management may stipulate that the identifying numbers and/or letters of missing documents be published three times, at intervals of at least one month, in at least three newspapers to be indicated by the Board of Management announcing the application made;

     in such a case new certificates or duplicates may not be issued until six months

                                                                           - 9 -
                                                            Draft March 17, 2000


   have expired since the last publication, always provided that the original documents have not been produced to the Board of Management before that time.

3. The issue of new certificates or duplicates shall render the original document invalid.

4. The issue of new certificates or duplicates for bearer shares may in appropriate cases, at the discretion of the Board of Management, be published in newspapers to be indicated by the Board of Management.

SHAREHOLDERS  REGISTER

ARTICLE 7.

1. Without prejudice to the provisions of the law in respect of registered shares, a register shall be kept by or on behalf of the Company, which register shall be regularly updated and, at the discretion of the Board of Management, may, in whole or in part, be kept in more than one copy and at more than one place.

   If the listing of the shares of the Company on a Stock Exchange or a regulated over the counter market in a country or countries other than the Netherlands so requires, part or parts of the shareholders register may be kept in such country or countries.

2. Each shareholder's name, his address and such further data as the Board of Management deems desirable, whether at the request of a shareholder or not, shall be entered in the register.

3. The form and the contents of the shareholders register shall be determined by the Board of Management with due regard to the provisions of paragraphs 1 and 2 of this Article.

   The Board of Management may determine that the records shall vary as to their form and contents according to whether they relate to type I registered A shares or to type II registered A shares.

4. Upon request a shareholder shall be given free of charge (without regard to Article

                                                                         - 10 -
                                                            Draft March 17, 2000



   10 paragraph 6) a declaration of what is stated in the register with regard to the shares registered in his name, which declaration may be signed by one of the specially authorized persons to be appointed by the Board of Management for this purpose.

5. The provisions of the last four paragraphs shall equally apply to rights of usufruct or pledge on one or more registered shares, with the proviso that the other data required by law must be entered in the shareholders register.

CONVERSION OF A SHARES

ARTICLE 8.

1. Subject to the provisions of Article 5, the holder of a bearer share certificate may, after lodging the share certificates with the Company, upon his request and written notice to the Company and at his option, either:

   - have one or more type I registered A shares entered in the shareholders register for the same nominal amount; or

   - have one or more type II registered A shares entered in the shareholders register for the same nominal amount and have issued to him one or more type II A share certificates.

   A shareholder who requests that type I registered A shares are registered in his name may require that such shares are also registered in his name in a register held outside of the Netherlands as provided in Article 7 paragraph 1.

2. Subject to the provisions of Article 5, the holder of type I registered A shares registered in his name may, upon his request and at his option, either:

   - have one or more type II registered A shares entered in the shareholders register for the same nominal amount and have issued to him one or more type II A shares certificates, or

   - have issued to him, one or more bearer share certificates for the same nominal amount.

                                                                          - 11 -
                                                            Draft March 17, 2000



3. Subject to the provisions of Article 5, the holder of type II registered A shares registered in his name may, after lodging the type II A share certificates with the Company, upon his request and at his option, either:

   - have one or more type I registered A shares entered in the shareholders register for the same nominal amount; or

   - have issued to him one or more bearer share certificates for the same nominal amount.

   A shareholder who requests that type I registered A shares are registered in his name may require that such shares are also registered in his name in a register held outside of the Netherlands as provided in Article 7 paragraph 1.

4. A request as mentioned in this Article shall, if the Board of Management so requires, be made on a form obtainable from the Company free of charge, which shall be signed by the applicant.

CONVERSION OF B SHARES

ARTICLE 9.

Upon the request of a holder of B shares, each B share shall be converted free of charge (without regard to Article 10 paragraph 6) into one A share and eleven C shares, provided that the holder of C shares acquired upon such conversion, shall be obligated to transfer his C shares without delay to the Company for no consideration.

TRANSFER OF REGISTERED  SHARES

ARTICLE 10.

1. The transfer of a registered share shall be effected either by service upon the Company of the instrument of transfer or by written acknowledgement of the transfer by the Company.

2. Where a transfer of a type II registered A share is effected by service in writing of an instrument of transfer on the Company, the Company shall, at the discretion of

                                                                          - 12 -
                                                            Draft March 17, 2000


   the Board of Management, either endorse the transfer on the share certificate or cancel the share certificate and issue to the transferee one or more new share certificates registered in his name in the same nominal amount.

3. The Company's written acknowledgement of a transfer of a type II registered A share shall, at the discretion of the Board of Management, be effected either by endorsement of the transfer on the share certificates or by the issue to the transferee of one or more new share certificates registered in his name in the same nominal amount.

4. The provisions of the foregoing paragraphs of this Article shall equally apply to the allotment of registered shares in the event of a judicial partition of any community of property or interests, the transfer of a registered A share as a consequence of a judgement execution and the creation of limited rights in rem on a registered share.

5. The submission of requests and lodging of documents referred to in Articles 5 to 10 inclusive shall be made at an address to be indicated by the Board of Management.
   Different addresses may be indicated for the different classes and types of shares and share certificates among which in any case an address in Amsterdam.

6. The Company is authorized to charge amounts to be determined by the Board of Management not exceeding cost price to those Persons who request any services to be carried out by virtue of Articles 5 to 10 inclusive, provided that a number of shares, which number shall be determined by the Board of Management, will be combined without cost in one share certificate, which share certificate at request of the shareholder may again without cost, be divided in simple share certificates or in share certificates which represent a different number of shares, which number shall be determined by the Board of Management.

RESTRICTION ON THE TRANSFER OF B AND C SHARES

                                                                          - 13 -
                                                            Draft March 17, 2000



ARTICLE 11.

1. To the extent the B shares are held by any member of the CGIP Group, such holder of B shares may upon at least ten (10) business days prior written notice to the Company and Floscule freely Transfer any or all of its B shares to (a) any other member of the CGIP Group, (b) if CGIP is absorbed by Marine Wendel, Marine Wendel and any Wholly-Owned Subsidiary of Marine Wendel, and
   (c) if the members of the Floscule Group together hold at the time of such Transfer a majority of the B shares, to any member of the Floscule Group, in each such case without such Transfer resulting in conversion of such B shares.

   To the extent the B shares are held by any member of the Floscule Group, such holder of B shares may upon at least ten (10) business days prior written notice to the Company and CGIP freely Transfer any or all of its B shares to
   (a) any member of the Floscule Group, and (b) if the members of the CGIP Group together hold at the time of such Transfer a majority of the B shares, to any member of the CGIP Group, in each such case without such Transfer resulting in conversion of such B shares.

2. Any other Transfer can only be effected upon at least ten (10) business days prior written notice to the Company and to the shareholder group of B shares that is not transferring B shares, sent to the addresses as recorded in the shareholders register referred to in Article 7.

   Each B share so Transferred shall automatically be converted into one A share and eleven C shares, provided that, the holder of such C shares shall be obligated to transfer his C shares without delay to the Company for no consideration.

3. The second sentence of paragraph 2 of this Article shall not apply to the Transfer of B shares to a single purchaser or a related group of purchasers (the "Third Party Acquirer"), in a single transaction or series of related transactions (the "Relevant Transaction") that are consummated on the same Day, if (i) the B

                                                                          - 14 -
                                                            Draft March 17, 2000



   shares Transferred to the Third Party Acquirer are, together with all other B shares the Third Party Acquirer owns, or acquires on the same Day, directly or indirectly, entitled to more than fifty percent (50%) of the votes that may be cast at a General Meeting at which all shareholders are present or represented, and (ii) the Third Party Acquirer acquires on the same Day on which the Relevant Transaction is consummated all A shares and B shares tendered by the shareholders of the Company to the Third Party Acquirer pursuant to an offer made by the Third Party Acquirer to all of the shareholders of the Company to acquire from such shareholders any and all A shares and B shares held by such shareholders, for a per share consideration equal to the highest per share consideration paid by the Third Party Acquirer for B shares in the Relevant Transaction, which offer is made in substantial compliance with all applicable laws, regulations and Stock Exchange rules in each jurisdiction where the A shares are listed on any Stock Exchange.

4. If any Person other than a member of the Floscule Group becomes a legal or beneficial owner of any shares or other interests in a member of the Floscule Group that is a company, partnership or other entity, and that holds, directly or indirectly through one or more intermediaries, B shares, then all B shares held by such member of the Floscule Group shall automatically be converted into one A share and eleven C shares, provided that, the holder of such C shares shall be obligated to transfer his C shares without delay to the Company for no consideration.

   The provisions of the preceding sentence shall not apply to any acquisition of legal ownership of shares or other interests in a member of the Floscule Group by a nominee if (i) the transferor gives the Company and CGIP at least ten (10) business days prior written notice of such Transfer and (ii) the nominee has agreed in writing with one or more members of the Floscule Group that (x) such

                                                                          - 15 -
                                                            Draft March 17, 2000


   nominee will vote its shares or other interests in the relevant member of the Floscule Group in accordance with the instructions of one or more members of the Floscule Group and (y) it is holding the shares or other interests in the relevant members of the Floscule Group solely for the benefit of the Floscule Group, provided that such nominee does not hold the ownership of more than one percent of the shares in the relevant member of the Floscule Group.

5. The provisions of the first sentence of paragraph 4 of this Article shall also not apply to the Transfer of all shares or interests in one or more members of the Floscule Group to a single purchaser or a series of related purchasers (the "Floscule Acquirer"), in one transaction or a series of related transactions (the "Relevant Floscule Transactions") that are consummated on the same Day, if (i) the transferor gives the Company at least ten (10) business days prior written notice of such Transfer, (ii) the Floscule Acquirer owns or acquires, in each case directly or indirectly, such number of B shares that together with the B shares indirectly acquired pursuant to the Relevant Floscule Transaction are entitled to more than fifty percent (50%) of the votes that may be cast at a General Meeting at which all shareholders are present or represented, and (iii) the Floscule Acquirer acquires on the same Day the Relevant Floscule Transaction is consummated all A shares and B shares tendered by the shareholders of the Company to the Floscule Acquirer pursuant to an offer made by the Floscule Acquirer to all of the shareholders of the Company to acquire from such shareholders any and all A shares and B shares held by such shareholders, for a per share consideration equal to the highest implied per B share consideration paid by the Floscule Acquirer for B shares in the Relevant Floscule Transaction, which offer is made in substantial compliance with all applicable laws, regulations and Stock Exchange rules in each jurisdiction where the A shares are listed on any Stock Exchange.

                                                                          - 16 -
                                                            Draft March 17, 2000



6. If any company, partnership or other entity that is a member of the CGIP Group and is a holder of B shares ceases to be a member of the CGIP Group by reason of any change in the beneficial ownership of the shares or other interests in the relevant company, partnership or other entity, then each B share held by such company, partnership or other entity shall automatically be converted into one A share and eleven C shares, provided that, the holder of such C shares shall be obligated to transfer his C shares without delay to the Company for no consideration.

   The provisions of the preceding sentence shall not apply to any acquisition of legal ownership of shares or other interests in a member of the CGIP Group by a nominee if (i) the transferor gives the Company at least ten (10) business days prior written notice of such Transfer and (ii) the nominee has agreed in writing with one or more members of the CGIP Group that (x) such nominee will vote its shares or other interests in the relevant member of the CGIP Group in accordance with the instructions of one or more members of the CGIP Group and (y) it is holding the shares or other interests in the relevant members of the CGIP Group solely for the benefit of one or more members of the CGIP Group.

7. The Company may from time to time require any holder of B shares to provide the Company with information or confirmatory statements in a form requested by the Board of Management, concerning (i) the beneficial ownership of the B shares registered in the name of such holder of B shares, (ii) in the case of any registered holder of B shares which is a company, the direct and indirect beneficial ownership of shares in such company and (iii) in the case of any registered holder of B shares which is a partnership, trust or other entity, the direct or indirect beneficial ownership of the interests in such partnership, trust or entity.

8. C shares may not be transferred by any person, other than to the Company

                                                                          - 17 -
                                                            Draft March 17, 2000




   without consideration, except with the prior written consent of all of the shareholders of the Company.

ISSUE OF SHARES

ARTICLE 12.

1. The General Meeting or the Board of Management, if designated thereto by the General Meeting, shall resolve on further issues of shares; if the Board of Management has been designated thereto, the General Meeting may not, as long as such designation is valid, resolve on further issues.

   A resolution of the Board of Management requires the approval of the Supervisory Board.

2. The General Meeting or, as the case may be, the Board of Management shall determine the price and further conditions of issue, with due observance of the other relevant provisions in these Articles of Association.

3. If the Board of Management is designated as authorized to resolve on the further issue of shares, it shall be determined by the General Meeting when such designation is made, how many and what class of shares may be issued. When such designation is made, the duration of the designation, which shall not exceed five years, shall also be stipulated.

   The designation can be renewed each time for a period of no more than five years.

   Unless otherwise stipulated when the designation is made, said designation cannot be withdrawn.

4. For the validity of a resolution of the General Meeting pertaining to an issue or to the designation of the Board of Management, as referred to above, a prior or simultaneous positive resolution is required from each group of holders of shares of the same class whose rights are affected by the issue.

5. Within eight days after a resolution of the General Meeting on an issue or on a

                                                                          - 18 -
                                                            Draft March 17, 2000




   designation of the Board of Management as referred to above, the Board of Management shall submit a full text thereof at the office of the Trade Register.

   The Board of Management shall notify the office of the Trade Register of each issue of shares within eight days thereafter, stating the number and class thereof.

6. The provisions in paragraphs 1 to 5, inclusive, of this Article shall apply accordingly to the granting of rights to take shares but shall not apply to the issue of shares to a Person who is exercising a previously acquired right to subscribe for shares.

7. Shares shall not be issued below par value, without prejudice to the provisions in article 80, paragraph 2 of Book 2 of the Dutch Civil Code.

   On the issue of an A share, at least the nominal amount shall be paid up thereon, as well as, in the event the share is taken for a higher amount, the difference between such amounts.

8. Payment shall be made in cash insofar as another form of payment has not been agreed upon, without prejudice to the provisions in article 80b of Book 2 of the Dutch Civil Code.

   Payment may only be made in foreign currency with the permission of the Company and, furthermore, with due observance of the provisions in article 80a paragraph 3 of Book 2 of the Dutch Civil Code.

9. To the extent B shares are issued to a Person not being a holder of B shares, each B share so issued shall automatically be converted into one A share and eleven C shares and the holder of such C share shall be obligated to transfer his C shares without delay to the Company for no consideration.

10. The Board of Management is authorized to effect legal transactions as referred to in article 94, paragraph 1 of Book 2 of the Dutch Civil Code without prior approval of the General Meeting, subject however to the approval of the Supervisory Board.

                                                                          - 19 -
                                                            Draft March 17, 2000


PRE-EMPTIVE RIGHT

ARTICLE 13.

1. Subject to the provisions in the third sentence of article 96a, paragraph 1 of Book 2 of the Dutch Civil Code, each holder of A shares and B shares shall have a pre-emptive right to shares to be issued in proportion to the aggregate nominal amount of his shares, provided that the holders of shares of the class to be issued shall have priority in exercising the pre-emptive right.

2. Holders of C shares shall not have pre-emptive rights.

3. When shares are issued, there shall be no pre-emptive rights in respect of shares to be issued against any payment other than in cash.

4. With due observance of this Article, the General Meeting or, as the case may be, the Board of Management shall resolve, when the resolution in respect of issue is passed, on the manner and time-frame within which the pre-emptive right may be exercised.

5. The Board of Management shall announce an issue with pre-emptive right and the time-frame within which such may be exercised in the manner as provided in Article 28.

6. The pre-emptive rights may be exercised for a period of at least two weeks after the day of announcement.

7. The pre-emptive right may be limited or excluded by resolution of the General Meeting.

   In the proposal thereto, the reasons for the proposal and the choice of the intended price of issue shall be explained in writing.

   The pre-emptive right may, subject to approval of the Supervisory Board, also be limited or excluded by the Board of Management, if the Board of Management has been designated by resolution of the General Meeting for a specific period of no more than five years as authorized to limit or exclude the pre-emptive right;

                                                                          - 20 -
                                                            Draft March 17, 2000


   such designation is only possible if the Board of Management has also been designated previously or simultaneously as referred to in Article 12, paragraph 1.

   The designation can be renewed each time for a period not in excess of five years; the authority granted thereby may only be exercised together with the issue of shares to which the Board of Management has competently resolved. Unless otherwise stipulated with the designation, it may not be withdrawn.

8. A resolution of the General Meeting on the limitation or exclusion of the pre-emptive right or on the designation as referred to in the previous paragraph shall require a majority of at least two-thirds of the votes cast, if less than half the issued capital is present or represented at the meeting.

   The Board of Management shall deposit a full text of such resolution at the office of the Trade Register.

9. In case rights to subscribe for A shares and B shares are to be granted, holders of A shares and B shares shall have a pre-emptive right; the provisions stipulated above in this Article shall apply accordingly.

   Shareholders shall not have a pre-emptive right on shares to be issued to a Person exercising a previously acquired right to subscribe for shares.

OWN SHARES

ARTICLE 14.

1. Upon any issue of shares the Company may not subscribe for shares in its own capital.

2. The Company may only acquire pursuant to a proposal of the Board of Management and subject to approval of the Supervisory Board fully paid-up shares in its own capital for no consideration or under universal title or if:

   a. the distributable reserves are at least equal to the price of acquisition;

   b. the nominal amount of the shares in its capital to be acquired, already held or held in pledge by the Company or a Subsidiary does not exceed one-tenth of

                                                                          - 21 -
                                                            Draft March 17, 2000


      the issued capital;

   c. the authorization for such acquisition has been granted by the General Meeting. Such authorization shall be valid for no more than eighteen months.

      The General Meeting shall determine in its authorization the number of shares which may be acquired, the manner in which they may be acquired and the maximum and minimum to be observed in respect of the price of acquisition.

   For the validity of such acquisition shall be decisive the extent of the Company's shareholders' equity according to the last-adopted balance sheet, minus the price for the acquisition of the shares in the capital of the Company and distributions from profits or reserves to others, which the Company and its Subsidiaries became indebted for after the date of the balance sheet.

   If a financial year has expired for a period in excess of six months without the Annual Accounts having been adopted, then acquisition other than under universal title in accordance with this paragraph 2 shall not be allowed.

   The authorization referred to here shall not be required, insofar as the Company acquires own shares, listed on an official price list of a Stock Exchange, in order to transfer such by virtue of an arrangement applicable to employees of the Company or of a Group Company to such employees.

3. Neither the Company nor any of its Subsidiaries may extend loans, give security, grant a price guarantee, guarantee in any other way or, severally or in any other way, bind itself in addition to or for other Persons with a view to subscribing for or acquiring shares in the Company.

   This prohibition shall, however, not apply if shares or depositary receipts are subscribed or acquired by or for employees of the Company or a Group Company.

4. Alienation of shares held by the Company in its own capital shall only be effected pursuant to a resolution of the Board of Management, subject to the approval of the Supervisory Board.

                                                                          - 22 -
                                                            Draft March 17, 2000


   With the resolution in respect of alienation, the conditions of such alienation shall also be determined.

5. No votes can be cast at a General Meeting on a share owned by the Company or a Subsidiary thereof.

   Usufructuaries and pledgees of shares which are owned by the Company and its Subsidiaries, are not, however, excluded from exercising their voting right if the right of usufruct or the right of pledge was created before the share was held by the Company or a Subsidiary.

   The Company or a Subsidiary cannot cast votes on a share in respect of which it has a right of usufruct or a right of pledge.

6. In determining to which extent shareholders cast votes, are present or represented, or to which extent the share capital is present or is represented, shares in respect of which the law provides that no votes may be cast shall not be taken into account.

7. A Subsidiary may not for its own account subscribe for shares in the capital of the Company, nor have such done.

   The acquisition of such shares may only be effected directly or indirectly by Subsidiaries for their own account under specific title insofar as the Company may, pursuant to the provisions laid down in the preceding paragraphs of this Article, acquire shares in its own capital.

   A Subsidiary may not,
   a. after it has become a Subsidiary; or
   b. after the company of which it is a Subsidiary has been converted into a company with limited liability ("naamloze vennootschap"); or
   c. after it has as a Subsidiary acquired shares in the capital of the Company for no consideration or under universal title,

   for a period in excess of three years hold or cause to be held for its own account shares in excess of one-tenth of the issued capital together with the Company and

                                                                          - 23 -
                                                            Draft March 17, 2000


its other Subsidiaries.

CAPITAL REDUCTION

ARTICLE 15.

1. The General Meeting may, at the proposal of the Board of Management subject to the approval of the Supervisory Board, resolve on reduction of the issued capital by cancelling shares or by reducing the nominal amount of shares by means of an amendment of the Articles of Association.

   In this resolution, the shares to which the resolution pertains shall be indicated and the execution of the resolution shall be laid down.

2. A resolution to cancel shares can relate only to shares which are held by the Company or to all outstanding C shares.

3. Reduction of the amount of shares without repayment of capital and without release from the obligation to pay calls shall be effected in proportion to all the shares of one and the same class.

4. Partial repayment of capital on shares or release from the obligation to pay calls shall only be possible in proportion to all the shares or to all the C shares exclusively.

5. The pro-rata requirements mentioned in paragraphs 3 and 4 of this Article may be deviated from with the approval of all the shareholders concerned.

6. A resolution in respect of capital reduction shall require a majority of at least two-thirds of the votes cast, if less than half the issued capital is represented at the meeting.

7. The convocation of a meeting in which a resolution is to be passed as referred to in this Article shall state the purpose of the capital reduction and the manner of execution.

8. The Company is obliged to publish the resolutions referred to in this Article in conformity with the provisions of the law.

                                                                          - 24 -
                                                            Draft March 17, 2000


   A resolution to reduce the issued capital shall not come into force as long as creditors of the Company may oppose the same in conformity with the relevant provisions of the law.

RIGHT OF USUFRUCT, RIGHT OF PLEDGE

ARTICLE 16.

1. With due observance of Article 11 in the case of a right of usufruct on B shares, a right of usufruct or pledge may be created on a share.
   In that event, the voting right shall accrue to the shareholder or to the usufructuary, if this has been provided for at the time of creation of the right of usufruct.

   The right to vote cannot be assigned to a pledgee.

2. The shareholder who has no voting right and the usufructuary who does have a voting right shall have the rights granted by law to holders of depositary receipts for shares issued with the cooperation of a company.

3. The rights referred to in paragraph 2 do not accrue to the pledgee nor to the usufructuary who has no voting rights.

4. A right of pledge may also be created without acknowledgement by or notification to the Company.

   In that event article 239 of Book 3 of the Dutch Civil Code shall apply accordingly, in which case acknowledgement by or notification of the Company shall replace the notification referred to in paragraph 3 of that article.

MANAGEMENT

ARTICLE 17.

1. The Company shall be managed by a Board of Management, consisting of two or more members.

   Only natural persons may be a member of the Board of Management.

   The Supervisory Board shall determine the number of the members of the Board

                                                                          - 25 -
                                                            Draft March 17, 2000


   of Management.

   The members of the Board of Management shall be appointed by the General Meeting.

3. The General Meeting may suspend and dismiss the members of the Board of Management.

   The Supervisory Board may also suspend the members of the Board of Management.

4. Even after having been extended, a suspension shall not last for more than three months.

   If no decision has been reached after that time on the lifting of the suspension or the removal from office, the suspension shall cease to exist.

5. The Supervisory Board shall determine the remuneration and other conditions of employment of the members of the Board of Management.

6. The members of the Board of Management shall mutually allocate their duties, such subject to the approval of the Supervisory Board.

7. The Board of Management shall meet whenever a member of the Board of Management shall so require.

   It shall pass resolutions by an absolute majority of votes cast by all Managing Directors in office.

   Blank votes shall be considered null and void.

   The Board of Management may establish rules pertaining to the decision-making process of the Board of Management.

   Such rules shall require the approval of the Supervisory Board.

8. The Board of Management is authorized to appoint officials who may represent the Company and to grant to such persons any title and powers as it seems appropriate.

9. Board of Management resolutions relating to any of the following matters shall be subject to the approval of the Supervisory Board without prejudice to other

                                                                          - 26 -
                                                            Draft March 17, 2000




   provisions of the present Articles of Association:

   a. the issuance, repurchase or redemption of shares in the capital of the Company, and the exclusion of pre-emptive rights in connection with any issuance;

   b. the application for listing or withdrawal of listing of any of the shares in the capital of the Company;

   c. the proposal of a legal merger or split;

   d. the proposal of an amendment to the Articles of Association;

   e. all proposals for resolutions to be adopted by the General Meeting;

   f. the application for bankruptcy or for a moratorium of payments;

   g. any matters as shall be determined and clearly defined by the Supervisory Board and notified to the Board of Management in writing.

  Failure to obtain the approval defined in the present paragraph shall not affect the authority of the Board of Management or of the members of the Board of Management to represent the Company.

REPRESENTATION

ARTICLE 18.

 1. The Company shall be represented by the Board of Management except to the extent otherwise provided by law.

    In addition, the authority to represent the Company is vested in two members of the Board of Management acting jointly.

                                                                          - 27 -
                                                            Draft March 17, 2000




 2. In all events of the Company having a conflict of interest with one or more members of the Board of Management, the Company shall continue to be represented in the manner described in paragraph 1 above.

    In all events in which the Company has a conflict of interest with a member of the Board of Management in his private capacity, the board resolution regarding that relevant legal act requires the prior approval of the Supervisory Board.

    Failure to obtain the approval defined in the present paragraph shall not affect the authority of the Board of Management or of the members of the Board of Management to represent the Company.

 3. If a member of the Board of Management is absent or prevented from acting, the remaining members of the Board of Management or the remaining member of the Board of Management shall be charged with the management of the Company.

    If all the members of the Board of Management are absent or prevented from acting, the person to be designated for that purpose by the Supervisory Board shall be charged with the management of the Company until the situation of absence or other prevention has ceased to exist in respect of at least one member of the Board of Management.

SUPERVISORY BOARD

ARTICLE 19.

 1. The company shall have a Supervisory Board consisting of five or more natural persons.

    The General Meeting shall determine the number of the members of the Supervisory Board.

 2. The duties of the Supervisory Board shall be the supervision of the conduct of management by the Company's Board of Management and of the general course of affairs of the Company and of any affiliated enterprise.

    The Supervisory Board shall assist the Board of Management by rendering advice.

                                                                          - 28 -
                                                            Draft March 17, 2000




    In performing their duties, the members of the Supervisory Board shall be guided by the interests of the company and of any enterprise affiliated therewith.

 3. The Board of Management shall provide the Supervisory Board the necessary information in a timely manner.

 4. Members of the Supervisory Board shall be appointed by the General Meeting from a nomination by the Supervisory Board.

    These nominations are not binding on the General Meeting.

 5. A member of the Supervisory Board shall resign at the close of the General Meeting at which the annual accounts are considered, held in the year after the year of his last appointment.

 6. Subject to the statutory age limit, resigning members of the Supervisory Board shall be immediately eligible for re-election.

 7. At least two members of the Supervisory Board shall at all times be Non-Affiliated Supervisory Directors.

 8. Members of the Supervisory Board may be suspended or dismissed by the General Meeting at any time.

    A suspension may last no longer than three months in total, even after having been extended one or more times.

    In case no decision on a termination of the suspension or dismissal has been made following such time, the suspension ends.

 9. The Supervisory Board shall at any time have access to all buildings and premises in use by the Company, and shall be entitled to inspect all of the Company's books and records and to examine all of the Company's assets.

    The Supervisory Board may delegate this authority to one or more of its members, or an expert.

10. The Supervisory Board shall appoint a chairman from among its members.

11. The Supervisory Board shall hold meetings as often as the chairman or any two

                                                                          - 29 -
                                                            Draft March 17, 2000



    members shall desire, as often as the Board of Management shall request, or as often as necessary in pursuance of the provisions of the present Articles of Association.

12. The Supervisory Board shall appoint a review committee (the "Review Committee") from among its members, whose purpose shall be to examine, on behalf of the Supervisory Board, any and all matters presented by the Board of Management to the Supervisory Board for its approval, action or consideration.

    The Supervisory Board shall appoint an audit committee (the "Audit Committee") from among its members, whose purpose shall be to make recommendations, on behalf of the Supervisory Board, to the Board of Management regarding the selection of independent auditors, reviewing the results and scope of the audit and other services provided by such independent accountants.

    In addition the Supervisory Board may institute such other committees as it deems necessary, to which powers can be delegated by the Supervisory Board by virtue of regulations, without prejudice to the statutory duties of the Supervisory Board.

13. The Supervisory Board shall adopt resolutions by an absolute majority of the votes cast at a meeting where a majority of the Supervisory Board is present or represented, except for resolutions with regard to:

    - any transaction in which any member of the Supervisory Board or the Board of Management has a personal interest, including compensation and other terms and conditions of employment of any member of the Management Board;

    - granting approval to any proposal by the Board of Management to the amendment of the Articles of Association except for an amendment of the Articles of Association limited to the increase of the authorized capital of the Company, which resolutions shall require more than seventy-five percent (75%) of the votes

                                                                          - 30 -
                                                            Draft March 17, 2000




    cast at a meeting where a majority of the Supervisory Board is present or represented.

14. The Supervisory Board may establish rules pertaining to the decision-making process of the Supervisory Board.

15. Each member of the Board shall be entitled to cast one vote.

16. A member of the Supervisory Board may be represented at a meeting of the Supervisory Board only by another member of the Supervisory Board.

17. The Supervisory Board may also adopt valid resolutions without convening a meeting, provided that all of its members have been consulted and that none has stated an objection to adopting resolutions in this manner.

18. If it is necessary to provide the shareholders or the Board of Management with evidence of a resolution adopted by the Supervisory Board, the signature of the chairman of that Board shall suffice.

INDEMNIFICATION, LIMITED LIABILITY

ARTICLE 20.

 1. The Company shall indemnify any person who is or was a member of the Board of Management or member of the Supervisory Board and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company) by reason of the fact that he is or was a member of the Board of Management or member of the Supervisory Board or proxyholder (procuratiehouder), officer, employee or
                                      ----------------
    agent of the Company, or is or was serving at the request of the Company as a member of the Board of Management or member of the Supervisory Board or proxyholder (procuratiehouder), officer, employee, trustee or agent of
                 ----------------
    another company, a partnership, joint venture, trust or other enterprise or entity, including with respect to employee benefit plans maintained or sponsored by the Company or

                                                                          - 31 -
                                                            Draft March 17, 2000


    for the benefit of its or any of its group companies' employees or consultants, (each an "Indemnitee"), against any and all liabilities including all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and any appeal therefrom if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful or outside of his mandate.

    The termination of any action, suit or proceeding by a judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that the person did not act in good faith and not in a manner which he reasonably could believe to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Notwithstanding anything to the contrary in this Article, the Company shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Management Board, subject to the prior approval of the Supervisory Board.

 2. The Company shall indemnify any person who is or was a member of the Board of Management or the Supervisory Board and who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company to procure a judgement in its favor, by reason of the fact that he is or was a member of the Board of Management or the Supervisory Board or was or is an Indemnitee against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him in connection with the defence or settlement of such

                                                                          - 32 -
                                                            Draft March 17, 2000


    action, suit or proceeding and any appeal therefrom and shall from time to time upon request promptly reimburse all expenses as incurred if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or proceeding was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification against such expenses which the court in which such action or proceeding was brought or such other court having appropriate jurisdiction shall deem proper.

 3. To the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suits or proceeding, referred to in paragraphs 1 and 2, or in defense of any claim, issue or matter therein, or an appeal from any such action, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise, without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Company, (iii) a plea of guilty or nolo contendere by the
                                                     ---- ----------
    Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purpose hereof to have been wholly successful with respect thereto.

                                                                          - 33 -
                                                            Draft March 17, 2000


 4. No indemnification pursuant to paragraph 1 and 2 of this Article shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or wilful misconduct in the performance of his duty to the Company, unless and only to the extent that the court in which such action or proceeding was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification against such expenses which the court in which such action or proceeding was brought or such other court having appropriate jurisdiction shall deem proper.

 5. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Company in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Company is so notified, the Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume such defense, the Company shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this paragraph
    5. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue

                                                                          - 34 -
                                                            Draft March 17, 2000


    between the Company and the Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Company, except as otherwise expressly provided by this Article. The Company shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

 6. Subject to the provisions of paragraph 7 below, in the event that the Company does not assume the defense of any action, suit, proceeding or investigation of which the Company receives notice, expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit or proceeding or investigation or any appeal therefrom shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of an Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article.

    Such expenses incurred by Indemnitees may be so advanced upon such terms and conditions as the Board of Management decides, subject to the prior approval of the Supervisory Board.

 7. In order to obtain indemnification or advancement of expenses pursuant to paragraph 1, 2, 3, 4 or 6 of this Article, the Indemnitee shall submit to the Company a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or

                                                                          - 35 -
                                                            Draft March 17, 2000


    advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Company of the written request of the Indemnitee, unless with respect to requests under paragraph 1, 2 or 6 the Company determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in paragraph 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the members of the disinterested members of the Board of Management, subject to the prior approval of the Supervisory Board, (b) if there are no such disinterested members, or if such disinterested members so direct, by independent legal counsel (who may be regular legal counsel to the Company) in a written opinion, or (c) a court of competent jurisdiction.

 8. The right to indemnification or advances as granted by this Article may be requested by the Indemnitee in any court of competent jurisdiction if the Company denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in paragraph 7. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Company.

 9. The indemnification and advancement of expenses provided for by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the laws of the Netherlands as from time to time amended or under any by-laws, agreement, resolution of the General Meeting or of the disinterested members of the Board of Management or Supervisory Board or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such position, and shall continue as to an Indemnitee who has ceased to be a member of the Board of Management or member of the Supervisory Board, or

                                                                          - 36 -
                                                            Draft March 17, 2000


    proxyholder (procuratiehouder), officer, employee, trustee or agent and
                 -----------------
    shall also inure to the benefit of the heirs, executors, administrators and the estate of the Indemnitee.

    The Company may, to the extent authorized from time to time by the Board of Management, subject to the prior approval of the Supervisory Board, grant rights to indemnification and to the advancement of expenses to any Person in addition to any Person who is or was a member of the Board of Management or the Supervisory Board to the fullest extent of the provisions of this
    Article 20 with respect to the indemnification and advancement of expenses of such Indemnitees.

10. The Company may purchase and maintain insurance on behalf of any Indemnitee, against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article.

11. Whenever in this Article reference is made to the Company, this shall include, in addition to the resulting or surviving company also any constituent company (including any constituent company of a constituent company) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power to indemnify its members of the board of management or members of the supervisory board, or proxyholders (procuratiehouder), officers, employees and agents, so that any
                  ----------------
    person who is or was a member of the supervisory board, member of the board of management, or proxyholder (procuratiehouder), officer, employee or agent
                                   ----------------
    of such constituent company, or is or was serving at the request of such constituent company as a member of the supervisory board, member of the managing board, or proxyholder (procuratiehouder), officer, employee,
                                    ----------------
    trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, shall stand in the

                                                                          - 37 -
                                                            Draft March 17, 2000


    same position under the provisions of this Article with respect to the resulting or surviving company as he would have with respect to such constituent company if its separate existence had continued.

12. No person shall be personally liable to the Company or its shareholders for monetary damages for breach of duty as a member of the Board of Management or member of the Supervisory Board; provided, however, that the foregoing shall not eliminate or limit the liability of a member of the Board of Management or Supervisory Board (1) for any gross negligence, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for any transaction from which the member of the Board of Management or member of the Supervisory Board derived an improper personal benefit or (4) for personal liability which is imposed by Dutch law, as from time to time amended.

13. If an Indemnitee is entitled under any provision of this Article to indemnification by the Company for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

14. No amendment, repeal or modification of this Article 20 shall adversely affect any right or protection of any person entitled to indemnification or advancement of expenses under this Article 20 prior to such amendment, repeal or modification.

FINANCIAL YEAR, ANNUAL ACCOUNTS, ANNUAL REPORT AND PUBLICATION

                                                                          - 38 -
                                                            Draft March 17, 2000


ARTICLE 21.

 1. The financial year shall be equal to the calendar year.

 2. Each year, within five months after the close of the financial year -subject to extension of this period by the General Meeting on the grounds of circumstances of an exceptional nature by at most six months - the Board of Management shall draw up the Annual Accounts.

    Within this period the Board of Management shall also submit the annual report.

    The Annual Accounts shall be signed by all the members of the Board of Management and all the members of the Supervisory Board.

    If the signature of one or more of them is missing, mention thereof shall be made and the reason therefor stated.

 3. The Board of Management shall submit the Annual Accounts to the General Meeting.

 4. From the day the Annual Meeting has been convened until the close of that meeting, the documents referred to in paragraph 2 of this Article shall, together with the information to be added pursuant to article 392 of Book 2 of the Dutch Civil Code, be deposited at the Company's offices and in Amsterdam at the place to be mentioned in the convocation for inspection by all shareholders and other parties with meeting rights and each of them may obtain copies thereof at no cost.

 5. The General Meeting shall adopt the Annual Accounts.

    The adoption of the Annual Accounts shall discharge the members of the Board of Management for their management and the members of the Supervisory Board for their supervision, insofar as such management and such supervision is apparent from the Annual Accounts.

 6. The Annual Accounts may not be adopted by the General Meeting if they have been unable to ascertain to their satisfaction the statement of the auditor referred to in Article 22, paragraph 1, which must be attached to the Annual Accounts,

                                                                          - 39 -
                                                            Draft March 17, 2000


    unless the other information included mentions a legal ground why the statement is lacking.

 7. The Company shall procure the publication of the documents and information referred to in this Article, if and insofar as and in the manner as prescribed in articles 394 et seq. of Book 2 of the Dutch Civil Code.

AUDITOR

ARTICLE 22.

 1. The General Meeting shall give, without prejudice to any relevant statutory provisions, an auditor ("registeraccountant") or another expert as referred to in article 393 of Book 2 of the Dutch Civil Code or an organization in which such experts are working together, the instruction to examine and audit the Annual Accounts.

    That expert shall report on his audit to the Board of Management and shall lay down the result of his audit in a report, stating whether the Annual Accounts give a true and fair view of the financial position of the Company.

 2. If both the General Meeting and the Supervisory Board fail to appoint an auditor then the Board of Management shall be competent to do so.

 3. The General Meeting or the party who gave the instruction, shall at all times be authorized to cancel the instruction mentioned in this Article. The Supervisory Board may cancel an instruction by the Board of Management additionally.

PROFITS

ARTICLE 23.

 1. The Company may make distributions to the shareholders and to other persons entitled to the profits only up to a sum not exceeding the amount of the distributable reserves.

 2. Profits shall be distributed after adoption of the Annual Accounts showing that

                                                                          - 40 -
                                                            Draft March 17, 2000


    distribution is allowed.

 3. Each year the profits shall be reserved, unless the General Meeting determines otherwise.

 4. Except as provided in paragraph 5, A and B shares shall be entitled to dividends on a pari passu basis, without regard to the nominal value of the A shares and the B shares.

 5. No stock dividend may be declared or paid with respect to the A shares or the B shares, unless (i) the same number of shares is simultaneously issued as a stock dividend with respect to each outstanding A share and B share,
    (ii) the dividend so declared and paid to holders of A shares is paid in the form of A shares (iii) the dividend so declared and paid to holders of B shares is paid in the form of B shares.

 6. C shares shall only be entitled to dividends equal to the nominal value of the C shares.

 7. In calculating the profit appropriation, the shares held by the Company in its own capital shall not count, unless a usufruct has been created on these shares.

 8. Insofar as profit is available in the Company, the Board of Management, subject to the approval of the Supervisory Board, may resolve on payment of an interim dividend on account of the expected dividend, with due observance of paragraph 4 of this Article, provided always that the provisions laid down in paragraph 1 of this Article have been satisfied, such to be shown by an interim balance sheet as referred to in article 105 paragraph 4 of Book 2 of the Dutch Civil Code.

9. The Board of Management, subject to the approval of the Supervisory Board, may resolve to make distributions to the holders of A shares and B shares from one or more reserves which need not be maintained pursuant to the law or to these Articles of Association, with due observance of paragraph 4 of this Article.

   The provisions of the paragraphs 1, 2, 4, 5, 8 and 10 apply accordingly.

                                                                          - 41 -
                                                            Draft March 17, 2000



10. The resolutions to distribute dividends or interim dividends may entail that dividends or interim dividends will be wholly or partly distributed not in cash, but in the form of shares in the Company or in a Subsidiary.

11. The dividend or interim dividend shall be made payable on a day to be determined by the Board of Management.

12. Dividends or interim dividends which have not been collected within five years after they became payable shall be forfeited to the Company.

ANNUAL MEETING

ARTICLE 24.

The Annual Meeting shall be held within six months after the close of the financial year, for the purpose of:

 a. the discussion of the Annual Accounts and of the other information referred to in article 392 of Book 2 of the Dutch Civil Code, except in case extension has been granted for the preparation of the Annual Accounts pursuant to Article 21 paragraph 2;

 b. adoption of the Annual Accounts, unless an extension as referred to in paragraph a. of this article has been granted;

 c. delivery of the written report made by the Board of Management on the state of the Company's affairs and the management conducted during the past financial year, unless an extension as referred to in a. above has been granted;

 d. effecting all such things as furthermore prescribed by the law;

 e. dealing with all such further items of business as stated in the convocation of the meeting.

CONVOCATION

ARTICLE 25.

 1. All convocations for the General Meeting and all announcements, notifications

                                                                          - 42 -
                                                            Draft March 17, 2000



    and communications to shareholders and other parties with meeting rights shall be effected by means of advertisements in a newspaper with nationwide circulation, without prejudice to the relevant provisions of the law.

    Convocations of holders of registered shares will be made by letter sent to the address as recorded in the register referred to in Article 7.

 2. The convocation shall be effected no later than on the thirtieth day before the day of the meeting.

 3. In the convocation the agenda shall be given or it shall be communicated that shareholders and other parties with meeting rights may inspect the agenda at the offices of the Company, without prejudice to the relevant provisions of the law.

 4. Insofar as all documents which must be available for inspection by shareholders and other parties with meeting rights have not been included in the convocation, these documents shall be made available at the offices of the Company and, if the Company is listed on a Stock Exchange, with such paying agent as referred to in the rules relating to securities of such Stock Exchange, to be designated in the convocation for shareholders and other parties with meeting rights at no cost.

 5. One or more shareholders and/or other parties with meeting rights, jointly representing at least twenty-five percent of the issued capital, may request the Board of Management to add proposals to the agenda of a General Meeting, provided such a request shall have been submitted to the Board of Management at least fifty days prior to the day that a General Meeting is held.

OTHER GENERAL MEETINGS

ARTICLE 26.

 1. Other General Meetings shall be held whenever the shareholders and other parties with meeting rights shall be called and convened for that purpose by the Board of Management or by the Supervisory Board.

 2. If one or more shareholders and/or other parties with meeting rights, jointly

                                                                          - 43 -
                                                            Draft March 17, 2000



    representing at least one-tenth of the issued capital, have requested the Board of Management or the Supervisory Board in writing to call and convene a General Meeting, at the same time specifying the items of the agenda, and the Board of Management or the Supervisory Board has not complied with such request in such a way that the General Meeting can be held within six weeks following such request, they shall be authorized to call such meeting themselves.

PLACE, CHAIRMANSHIP, MINUTES

ARTICLE 27.

 1. General Meetings shall be held in Amsterdam or Schiphol (municipality of Haarlemmermeer), at a location to be stated in the convocation.

 2. General Meetings shall be presided over by the Chairman of the Supervisory Board;

    if the Chairman is absent, the member of the Supervisory Board designated by the Supervisory Board shall preside and if such member is absent, the Meeting itself shall choose its Chairman.

    Until that moment a member of the Board of Management designated by the Board of Management shall preside temporarily.

 3. Minutes shall be kept of the business transacted at the meeting. The minutes shall be acknowledged, in evidence whereof the Chairman and the person who took the minutes shall sign them.

    Minutes need not be taken of the business transacted if a notarial record is made.

ACCESS

ARTICLE 28.

 1. All members of the Board of Management and of the Supervisory Board, shareholders and other parties with meeting rights or their authorized agents- the latter with due observance of the provisions of Article 29 - shall be entitled to attend the General Meeting, to address the meeting and, insofar as they have voting rights, to

                                                                          - 44 -
                                                            Draft March 17, 2000



    cast their vote thereat.

    In order to exercise that right holders of ordinary registered shares, usufructuaries and pledgees of registered shares with the rights granted by law under article 88 and/or article 89 of Book 2 of the Dutch Civil Code to holders of depositary receipts issued with the cooperation of a company must express their desire to do so to the Company in writing, such no later than at the time and place mentioned in the convocation and also - insofar as it concerns type II A registered shares- stating the identifying number of the share certificate.

    With respect to ordinary bearer shares, the share certificate must have been deposited no later than on the day mentioned in the convocation at the place mentioned in the convocation in exchange for a receipt granting access to the meeting.

 2. The time referred to in the previous paragraph cannot be set earlier than on the seventh day before the day of the meeting.

 3. If the voting right on a share accrues to the usufructuary or the pledgee instead of to the shareholder, the shareholder shall also be authorised to attend the General Meeting and address it, provided that the Company has been notified of the intention to attend the meeting in accordance with paragraph 1 .

 4. The Chairman of the meeting shall decide on access to the meeting by others than those who are entitled thereto by law.

POWER OF ATTORNEY

ARTICLE 29.

Shareholders and other parties with meeting rights may have themselves represented by written power of attorney. The Company shall be notified hereof in accordance with the provisions of Article 28, paragraph 1 of the Articles of Association.

VOTES

ARTICLE 30.

                                                                          - 45 -
                                                            Draft March 17, 2000



 1. Each Person entitled to vote or his representative must sign the attendance list.

 2. Each A share and C share confers the right to cast one vote and each B share confers the rights to cast twelve votes.

 3. Insofar as the law or these Articles of Association do not prescribe a greater majority, resolutions are passed by an absolute majority of the votes cast, provided, however, that in case of a resolution to be adopted at the request of Hebdo Mag (U.S.A) Limited, a company incorporated under the laws of Jersey, the Channel Islands, in order for Hebdo Mag (U.S.A.) Limited to comply with article 58 of the Companies (Jersey) Law 1991, such resolution may only be adopted pursuant to a "special resolution" of the General Meeting, that is a resolution adopted by a majority of two thirds of the votes cast in a meeting.

    Resolutions of the General Meeting can only be adopted validly in a meeting in which no less than one-third of the issued capital is represented.

 4.  All votes shall be oral votes.

     However, the Chairman may resolve to have votes cast by ballot.

     In the event of an election of persons, a person with voting rights present at the meeting may also require that the votes be cast by ballot.

     Voting by ballot shall be effected with closed, unsigned ballot papers.

 5. If the votes are tied the drawing of lots shall decide if it concerns an election of persons and the motion shall be defeated if it concerns an item of business.

 6.  Blank votes and invalid votes shall count as not having been cast.

 7.  The Board of Management shall keep records of the resolutions passed.

     The minutes shall be deposited at the offices of the Company for inspection by shareholders and other Persons with meeting rights who shall if so requested be furnished with a transcript or extract of these minutes at no more than the cost price.

AMENDMENT OF ARTICLES OF ASSOCIATION AND LIQUIDATION

                                                                          - 46 -
                                                            Draft March 17, 2000



ARTICLE 31.

 1. A resolution of the General Meeting to amend the Articles of Association or to dissolve the Company may only be taken at the proposal of the Board of Management, which proposal shall require the approval of the Supervisory Board.

 2. The full proposal shall be deposited for inspection by the shareholders and other parties with meeting rights in Amsterdam at a location to be mentioned in the convocation as of the day of convocation to the General Meeting until the conclusion thereof;

    the transcripts of this proposal shall be made available for the shareholders and other parties with meeting rights at no cost.

    This shall also be mentioned in the advertisement calling the meeting.

 3. A resolution of the General Meeting to amend the Articles of Association in connection with the following matters shall require the approval of the meeting of holders of A shares:

    -  an increase of the authorized B share capital of the Company;

    - the amendment of Article 9, Article 11, Article 12 paragraph 9, Article 23 paragraphs 4, 5, 6 and 9, and Article 31 paragraphs 3 and 7;

    -  any amendment concerning C shares.

 4. A resolution to dissolve the Company may only be adopted in a General Meeting with a majority of no less than three-fourths of the votes cast.

 5. Upon the dissolution of the Company the liquidation shall be effected by the Board of Management.

                                                                          - 47 -
                                                            Draft March 17, 2000



 6. During the liquidation the provisions of these Articles of Association shall remain in full force as much as possible.

 7. The balance of the liquidation shall be distributed to the holders of A shares and holders of B shares on a pari passu basis, without regard to the nominal value of the A shares and the B shares.

    C shares shall not share in the liquidation surplus over the nominal value of the C shares.

 8. The books and records of the Company shall be kept for ten years after the completion of the liquidation by the party designated for that purpose by the General Meeting.

PROVISIONAL CLAUSES

ARTICLE 32.

The Board of Management shall be authorized to resolve on issues of shares and limitation or exclusion of the pre-emptive right, as well as to grant the right to subscribe for shares.

Such resolution shall require the approval of the Supervisory Board.

The authority of the Board of Management to adopt such a resolution pertains to all shares not yet issued of the authorized capital or any future authorized capital.

The authority referred to herein shall end on the [    ] two thousand and five
subject to the possibility of extension as stipulated in Article 12 and Article 13 of these Articles of Association.

FINAL STATEMENTS.

Finally the appearing person declared:

 - that, upon the present Articles of Association becoming effective, the thirty-six million five hundred sixty-two thousand one hundred nineteen (36,562,119) Class B1 ordinary shares and the fifteen million thirty-seven thousand eight hundred eighty-one (15,037,881) Class B2 ordinary shares presently issued and

                                                                          - 48 -
                                                            Draft March 17, 2000



   outstanding are converted into fifty-one million six hundred thousand (51,600,000) B shares;

 - that the issued capital amounts to [      ]

 - that on [ ] under number N.V. [ ] the Minister of Justice has -according to the certificate attached to this deed - advised that no objections to the present amendment to the articles of association have been apparent.

This deed was executed today in Amsterdam.

The substance of this deed was stated and explained to the appearing person.

The appearing person declared not to require a full reading of the deed, to have taken note of the contents of this deed and to consent to it.

Subsequently, this deed was read out in a limited form, and immediately thereafter signed by the appearing person and myself, civil-law notary, at [ ].